U. S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 1, 2007

LAKESIDE MORTGAGE FUND, LLC
(Exact name of registrant as specified in its charter)

Commission file number 000-50893

California	52-2387294
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification No.)

1738 Yuba Street, Redding, California	96001
(Address of Principal Executive Office)	(Zip Code)

(530) 226-5850
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

As reported in a Current Report on Form 8-K filed by Registrant on September 18, 2007, on September 14, 2007, William F. Webster resigned from his position as a director of Lakeside Financial Group, Inc., (the “Manager”), which is the manager of the Registrant, and also gave his 60-day notice for his resignation as president and general counsel of the Manager.

On November 1, 2007, James S. Koenig became president and chief executive officer of the Manager. Mr. Koenig is also a director and shareholder of the Manager.

In addition to his positions with the Manager, Mr. Koenig is a senior consultant to Asset Real Estate & Investment Company (“AREI”), and Oakdale Heights Management Company (“Oakdale Heights”). These entities are wholly-owned by an irrevocable trust of which Mr. Koenig is a trustor and beneficiary. AREI is in the business of owning and developing real property, and arranging for financing for real property ownership and development, including the raising of capital through private offerings of debt and equity securities. Oakdale Heights is in the business of managing assisted living facilities. Prior to his involvement with AREI and Oakdale Heights, Jim served as president of AMC, a division of Discovery Mortgage Company, a mortgage banking company, and as president of Ashland Mortgage Company, another wholesale mortgage banking company. Mr. Koenig’s experience prior to this has been in mortgage lending and mortgage-backed securities with companies such as Danville Financial Group, Echelon Mortgage Acceptance Company, and Commonwealth Mortgage Corporation. None of the above-mentioned companies are or were reporting companies.

Mr. Koenig holds no other directorships in other reporting companies. There are no family relationships among the officers and directors of the Manager.

On March 8, 2007, the Registrant closed a loan, in the principal amount of $1,200,000.00, to Redcliff, LLC, a California limited liability company, of which AREI and Mr. Koenig are members. The loan is interest-only, with the entire amount of principal still outstanding, and Redcliff, LLC paying monthly interest in the amount of $11,900.00. The loan is currently in good standing with a maturity date of March 8, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKESIDE MORTGAGE FUND, LLC, A California Limited Liability Company

	By:	Lakeside Financial Group, Inc.,
Manager

Date: November 1, 2007		By: /S/ James S. Koenig
James S. Koenig, President